Exhibit B

( T R A N S L A T I O N )

F. Javier Gutierrez Silva
Notario










CERTIFIED COPY OF THE DEED THAT CONTAINS:


             THE FORMALIZATION OF THE MINUTES OF THE MEETING OF THE PARTNERS OF DGN DE CHIHUAHUA, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE HELD AUGUST TWENTY FIRST, NINETEEN HUNDRED AND NINETY-SEVEN.





						    Number  46, 838  Volume 1,956





							Monte Blanco 510
							Telephone 5-40-72-00
							Mexico 11000, D.F.








(THE NOTARY' SEAL)


 -  - - - - - - -  - - - - - - - - NUMBER FORTY SIX-THOUSAND THIRTY-
EIGHT. -  - - -  -  -  -  -
- - - - -- - - - - - - - - - - - - -  VOLUME ONE THOUSAND AND FIFTY-SIX
- - - - - - -  -  -  -  -  -
- - - - - - - - - - In Mexico City, Federal District, on the twenty-
second day of the month of September of nineteen hundred and ninety-
seven, F. JAVIER GUTIERREZ SILVA, Notary in Notary Public Office number One Hundred and forty-seven of the Federal District, I hereby certify the: FORMALIZATION OF THE MINUTES OF THE GENERAL MEETING OF THE PARTNERS
OF "DGN DE CHIHUAHUA", SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE, held on the twenty first of August of this year, in which it was agreed to grant a special power of attorney in favor of Messrs.
JAMES WALSH, KEVIN SAGARA, LESLIE E. LOBAUGH JR. and JAVIER GONZALEZ
SFIER; which is granted by Mr. JORGE CERVANTES TREJO, as Special
Delegate of the Meeting, which is pursuant to the following antecedents and clauses:
 -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  A N T E C E D E N T
S -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -
-  - I. - INCORPORATION DEED AND AMENDMENTS. -  -  -  -  -  -  -  -  -
-  -  -  -  -  -  -  -  -  -   a). - INCORPORATION .- By Public Deed
number forty five thousand and twenty-seven, dated April third nineteen hundred and ninety-seven, granted before the undersigned Notary, the first deed of which is duly recorded before the Public Registry of
Commerce of this City, under mercantile file number two hundred twenty four thousand one hundred and twenty-nine, by presentation of its founders and with prior authorization granted by the Ministry of Foreign Affairs, the mercantile corporation was incorporated under the form of a Limited Liability Company with Variable Capital (Sociedad de Responsabilidad Limitada de Capital Variable), under the corporate name of "DGN DE CHIHUAHUA" SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE, with the domicile in Mexico City, Federal District, with a duration of ninety-nine years, admission of foreigner's clause and variable capital, with a Minimum fixed capital of THREE THOUSAND PESOS,
MEXICAN CURRENCY;  such document is copied as follows:   -   -  -  -  -
-  - BYLAWS -  -  -  -  -  -  -  -  -  -   CHAPTER ONE  -  -  -  -  -  -
-  -  -  -  -  -  -  -  -
 . . . . . . OBJECT . . . . . . .   -  -  -  - FOURTH. CORPORATE
PURPOSES.- The Company's purposes will be: 1.- The principal purpose of the company is the distribution and commercialization of natural gas. -
- - - 2.- Production, assembly, manufacture, importation, exportation, transportation, warehousing, handling, distribution, purchase, sale, and in general, the carrying out of any and all types of activities and legal acts with materials, equipment, pipelines, products, sub-products, raw-materials and machinery including, without limitation, those related with the energy sector. - - - - - 3.- Provide and contract for any type of service, including without limitation, technical, professional, instructional, training and administrative services, and advisory, consultancy, planning, structuring and project management services. - -
- - 4.- The operation, management, control, exploitation and administration of all kinds of establishments and properties, whether owned by the Company or by third parties.- - - - 5.- The preparation, promotion, advertisement, publication, distribution and, in any fashion, sale, of all kinds of studies, research, projects and analysis, including those of an economic nature and those relating to financial and accounting feasibility. - - - - 6.- Create, prepare, develop, produce, modify, adapt, improve, store, promote, advertise, commercialize and sell all kinds of data and information, as well as all kinds of computer programs and software packages. - - - - 7.-
Represent all types Of individuals and entities within and outside the United Mexican States' as agent, representative, intermediary, distributor, attorney-in-fact, factor, or in any other capacity.-  -  -
- 8.- To act as trust grantor and/or trust beneficiary in all kinds of trust contracts.- - - -9.-Acquire, use, assign, commercialize, grant and take licenses over, promote, sell and register, in its own name or on behalf of third parties, under any legal concept, any type of industrial and intellectual property rights, including patents, trademarks, permits, privileges, inventions, processes, improvements, slogans, symbols and trade names.- - - - - - 10.- Acquire, subscribe, issue, accept, indorse, and deal with, in general, all types of receipts, invoices and negotiable instruments, and execute any kind of credit contracts and transactions as convenient for the development of its activities. -  -  - - 11.- Obtain the economic resources necessary for its development, including the granting and making of loans, with or without guarantee. -  -  -  -  -  -  -
12.- Guarantee its own obligations by way of bond, mortgage, pledge, or in any other legal form.
13.- Acquire, store, transfer, lease, sublease, use, enjoy,
commercialize, sell and, in general, use and enjoy, under any legal concept permitted by law, all classes of assets, movable and immovable, as convenient for the development of its activities.  and,  14.-In general, carry out all kinds of acts, contracts and agreements, whether civil, mercantile or of another nature, as convenient for the achievement of its corporate purposes.  -  -  -  -  -  -  -  -  -  -  -
-  -  -  -  -  -  -  -  -  -  -  -  -  -  -  .  .  .  . CHAPTER THIRD.
-  -  -  PARTNERS' MEETINGS  -  -  - CLAUSE THIRTEENTH PARTNERS'
MEETINGS.- The Partners' Meeting is the supreme body of the Company, with powers to agree on and ratify all the acts and operations of the same.  Its powers will not be limited except as otherwise indicated by the law and these by laws.  Its validly-adopted resolutions are binding on all partners, including absentees and opponents of such resolutions, as well as on the officers, employees and attorneys-in-fact, and such resolutions shall be implemented by the person or persons appointed therein as special representatives. Direction and management of the Company shall be entrusted to the partners, who shall act as a body by means of the Partners' Meeting. The Partners' Meeting shall have the following faculties, obligations, prerogatives and powers which are listed in an enunciative and non-limiting form: a) General Powers for Lawsuits and Collections, with all general and special powers, including those requiring a special clause pursuant to the law, without limitation, in the broadest terms of articles 2554 (two thousand five hundred and fifty-four), first paragraph, and 2587 (two thousand five hundred and eighty-seven) of the Civil Code for the Federal District for Common Matters and for the Entire Republic in Federal Matters, as well as their correlative and concordant provisions in the other Civil Codes of the Mexican Republic. As a consequence, the Partners' Meeting shall have the following powers, which are listed in an enunciative and non-limiting form: to represent the Company before any class of persons and authorities of any forum, whether judicial (civil or criminal), administrative or labor, federal, state or local, in any part of the Mexican Republic or abroad in legal proceedings or otherwise; to bring all types of lawsuits of a civil, commercial, administrative, criminal or labor character, including Amparo Suits; to pursue them in all their proceedings, to discontinue any action or proceeding including Amparo Suits; to file writs against interlocutory or final judgements; to accept favorable court decisions, and to demand revocation; to present claims and counterclaims and defend and respond to claims filed against the Company; to formulate and present criminal complaints, accusations and denunciations and to cooperate with the Public Prosecutor in criminal proceedings, where it will be able to join the Company as a civil party to such proceedings and to grant pardons whenever it deems it advisable; identify signatures and documents and impugn as false those which are presented by the opposing party; to present witnesses, to look at the testimony of those of the opposing party, to examine and reexamine them, to formulate and respond to interrogatories, to settle and compromise in arbitrations and to challenge judges, magistrates and other judicial officers, with or without grounds or as permitted by the law, as well as to appoint experts. - - - - b) General Powers for Administrative Acts to administer the corporate business and property in the broadest terms of article 2554 (two thousand five hundred and fifty-
four), second paragraph, of the Civil Code for the Federal District in Common Matters and for the Entire Republic in Federal Matters, as well as its correlative and concordant articles in the other Civil Codes of the Mexican Republic. - - - - c) General Powers, to be exercised by means of the delegation of the Legal Representation of the Company, to represent the same in labor suits and proceedings in the terms and for the purposes of articles 11 (eleven), 46 (forty-six), 47 (forty-seven), 134-III (one hundred and thirty-four, section III), 523 (five hundred and twenty-three), 692-II and III (six hundred and ninety-two sections
II and III), 694 (six hundred and ninety-four), 695 (six hundred and ninety-five), 786 (seven hundred and eighty-six), 787 (seven hundred and eighty-seven), 873 (eight hundred and seventy-three), 874 (eight hundred and seventy-four), 876 (eight hundred and seventy six), 878 (eight hundred and seventy-eight), 880 (eight hundred and eighty), 883 (eight hundred and eighty-three), 884 (eight hundred and eighty-four), 899
(eight hundred and ninety-nine) in relation to the applicable provisions of Chapters XII and XVII of Title Fourteen, all of the Federal Labor Law
in force, with the prerogatives, obligations and rights of those which in matters of capacity are referred to in such legal provisions.
Likewise, it confers employer representation on it in terms of article
11 (eleven) of the said Federal Labor Law. The power that is granted hereby, the LABOR REPRESENTATION that is delegated and the EMPLOYER REPRESENTATION that is conferred by the present document shall be exercised by the Partners' Meeting and Legal Attorney-in-fact with the following powers, which are being enumerated in an enunciative and non-limiting form. The Partners' Meeting may proceed before or against the Unions with which Collective Work Agreements have been executed, and for all purposes pertaining to collective conflicts it may proceed before or against the workers personally, and for all purposes pertaining to individual conflicts; in general for all worker-employer matters and to exercise before any of the Labor and Social Security authorities referred to in article 523 (five hundred and twenty-three) of the
Federal Labor Law; it may also appear before Conciliation and
Arbitration Boards, whether local or federal. As a consequence, the Partners' Meeting may appear in labor proceedings with all of the prerogatives and faculties mentioned in sections a), b), d), and f) of this Clause as applicable, and further shall carry out the EMPLOYER REPRESENTATION for the purposes of article 11 (eleven), 46 (forty-six)
and 47 (forty-seven) and also the LEGAL REPRESENTATION for the Company for the purposes of accrediting legal capacity for legal actions or otherwise, in the terms of article 692-II and III (six hundred and ninety-two sections II and III); it may appear at the giving of confessional evidence in the terms of articles 787 (seven hundred and eighty-seven) and 788 (seven hundred and eighty-eight) of the Federal
Labor Law, with faculties to formulate and respond to interrogatories and present confessional evidence in all its parts; may designate conventional domiciles for the receipt of notices in the terms of article 876 (eight hundred and seventy-six); may appear with all the adequate and sufficient LEGAL REPRESENTATION at the hearing referred to in article 873 (eight hundred and seventy-three) in its three phases of conciliation, petition, defense and the offering and admission of evidence, in the terms of articles 875 (eight hundred and seventy-five), 876-I and VI (eight hundred and seventy-six sections I and VI), 877
(eight hundred and seventy-seven), 878 (eight hundred and seventy-
eight), 879 (eight hundred and seventy-nine), and 880 (eight hundred and eighty); it may also appear at hearings for the giving of evidence in the terms of articles 873 (eight hundred and seventy-three) and 874
(eight hundred and seventy-four), all of the above articles being of the Federal Labor Law in force; likewise it is empowered to offer and accept conciliation formulae, execute settlements, take all classes of decisions, negotiate and execute labor agreements, whether judicial or extrajudicial; at the same time it may proceed as the representative of the Company in its capacity as Administrator in respect of and for all classes of labor suits or proceedings, individual or collective, brought before any authority; it may execute and rescind labor contracts, of f er reinstatements, defend all types of petitions, claims or summonses, the Company hereby ratifying all that the Partners' Meeting does in such hearings. - - - d) General Powers for Acts of Dominion in respect of movable and immovable assets of the Company, as well as its personal and property rights in the terms of the third paragraph of article 2554 (two thousand five hundred and fifty-four) of the Civil Code for the Federal District in Common Matters and for the Entire Republic in Federal
Matters, as well as its correlative and concordant articles in the other Civil Codes of the Mexican Republic. As a consequence, the Partners, Meeting shall have, in an enunciative and non-limiting form, all the powers of an owner, including powers for the disposal of the movable and immovable assets of the Company, as well as for the creation of encumbrances, charges and limitations on the title to the assets of the Company and to take all manners of action to defend them, and to acquire and dispose of securities and all kinds of negotiable instruments without limitation. - - - - e) General Powers for drawing, accepting, making, endorsing, presenting, issuing, subscribing, guaranteeing, certifying or in any other form issue negotiable instruments in the name and on behalf of the Company, in the broadest terms set forth by, among others, articles 90 (ninth), 85 (eighty-five) and 174 (one hundred and seventy-four) of the General Law of Negotiable Instruments and Credit Transactions. In an enunciative and non-limiting form, it shall have powers to accept negotiable instruments issued or subscribed by third parties and to issue checks and open banking and deposit accounts, as well as to become a party to all types of contracts with financial institutions, including, without limitation, banking institutions, financial groups, stock brokers, auxiliary credit organizations, investment companies and exchange houses.- - - f) General Powers to authorize and revoke general and special powers of attorney, as, well as to delegate, totally or partially its powers.- - - - Whenever the faculties conferred by the present power-of attorney are totally or partially delegated, the Partners' Meeting shall not lose the powers that it has been granted. -  -  -  -  In order to give effect to the powers granted by the Partners' Meeting it shall suffice to formalize the minutes containing the agreements relating to the grant of power before a Notary Public, who shall show on the record in the
corresponding instrument the relevant insertion or relation of the documents presented to him, pursuant to article 10 (ten) of the General
Law of Mercantile Companies.  -  -  -  Whenever the power is granted by-
a person other than one of the bodies mentioned in the preceding paragraph, in addition to the relation and insertion indicated in the preceding paragraph, whoever appears must provide evidence that he has the Company's representation. - - - - No agency or general or special power granted by the Company will require ratification before a Notary Public. - - - - FOURTEENTH. CALLING OF MEETINGS.- Partners' Meetings shall be called by the Secretary of the Company, or at the request of the Board of Vigilance or the partners representing at least 30% (thirty
percent) of the capital stock. -  -  - - 	Calls for Meetings shall be
considered to have been validly made when sent by certified mail, receipt acknowledged, at 15 (fifteen) days in advance, to the address of each partner as indicated in the Partner and Partner Interests Book, whether it is the first or a subsequent call. In addition, the Agenda will be sent by private courier to the partners to allow more time for them to prepare their decisions. During the above-mentioned period of time, all reports and other documents relating to the corresponding
Agenda shall be made available to the partners.  The calling of a
Meeting shall not be required when, at any time, the votes representing the totality of the capital stock are represented in one place.
Further, decisions adopted unanimously outside of a Meeting by the partners representing the totality of the partner interests shall have the same validity as if they had been adopted in a Partners' Meeting, respectively, once they are confirmed in writing. The Secretary of the Company shall prepare minutes of any of such meetings and these minutes shall be signed by whoever is empowered therefor pursuant to these bylaws, and which minutes shall be recorded in the Partners' Meetings
Book without the need for any ratification in respect thereto. -  -  -
- FIFTEENTH. - PARTNERS' ATTENDANCE RIGHTS. - Partners may be
represented at Partners' Meetings by a proxy under a general or special power of attorney, or by means of a simple letter of authority issued before two witnesses.- - - - To be admitted in such Meetings, the partners must be duly registered as such in the Partners and Partner Interests Book. - - - - - SIXTEENTH. - INSTALLMENT AND PROCEDURE
OF THE MEETINGS.  Partners' Meetings shall be presided over by the partner or partner representative appointed by a majority of votes of those interests present at the Meeting.- - - - The Secretary of the Company shall act as the Secretary of the Partners' Meeting and in his absence the person appointed by a majority of those present at the
Meeting shall so act. The President of the Meeting shall appoint a scrutineer from among the partners present or represented, who shall determine whether or not a statutory quorum exists and who shall count the votes cast.-  -  -  - EIGHTEENTH.- MINUTES OF MEETINGS.- The minutes of the Partners' Meetings shall be recorded in the Partners' Meetings Minutes Book which the Company shall maintain. For each Meeting a file shall be created including copies of the minutes, the attendance list, the letters of authority if applicable, and any other documents that may have been presented at the Meeting, such as reports of the officers of the Company and Board of Vigilance, the financial statements of the
Company and other documents submitted for the Meeting's consideration. Whenever transcription of any Meeting minutes in the Partners' Meetings Minutes Book cannot be made, the same shall be formalized before a
Notary Public.- - - - Whenever certified copies or extracts of the minutes of a Partners' Meeting may need to be issued for any reason, then such shall be authorized by the Secretary of the Company. -  -  -
-  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  - -  -  -  -  -  -  -
- CHAPTER FOURTH  -  -  -  - OFFICERS AND VIGILANCE OF THE COMPANY -  -
- -  - NINETEENTH. - FACULTIES, OBLIGATIONS, PREROGATIVES AND POWERS OF
THE SECRETARY OF THE COMPANY. - Except for those extensions
modifications or restrictions that the Partners I Meeting resolves, the Secretary of the Company shall have the following faculties, obligations, prerogatives and powers: - - - a) to formulate, sign and publish the calls and notices for Partners' Meetings; - - - b) To attend Partners' Meetings, prepare and sign the minutes, and maintain, for that purpose, the Partners and Partner Interests Book; the Minutes of
Partners' Meetings Book; and the Capital Variations Book, pursuant to the law;  -  -  -  - c) To sign the minutes of such Partners' Meetings as are held, as well as to authorize and to issue certified copies or extracts of the same or of other documents of the Company for all relevant legal purposes; - - -- - d) To keep in his custody and to file all documents related to Partners' Meetings; and, - - - e) To issue certifications of entries in the Partners and Partner Interests Book and in the Capital Variations Book as required....."

	b)  -  By Public Deed number forty six thousand one hundred and seventy-eight, granted before the undersigned Notary Public, the formalization of the Minutes of the General Meeting of the Partners of
"DGN DE CHIHUAHUA" SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL
VARIABLE, held in the fourteen of May of the same year, in which it was resolved to increase the capital in its fixed amount in the amount of
THIRTY NINE-MILLION FIVE HUNDRED AND THIRTY PESOS, MEXICAN CURRENCY so
that the amount is THIRTY NINE-MILLION FIVE HUNDRED AND THIRTY-FIVE
PESOS, MEXICAN CURRENCY and the amendment to clauses Sixth and
Seventeenth of the Bylaws,  from such instrument I copy the following: -
-  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -
-  -  -  -  -
-  -  -  -  -  "......"SEVENTEENTH.  AGENDA AND VOTING.-  The Partners'
Meetings shall be empowered to decide upon, among others, any of the matters listed below.  Unless otherwise indicated herein, resolutions of
Partners, Meetings shall be considered as valid if approved by the vote of at least 51% (fifty one percent) of the capital stock, whether the
Meeting is held on the first or subsequent calls; such voting quorum shall be applied to resolve, among others, any of the matters listed under items I through IX, below. -  -  -  - I.  Discuss, approve of, modify or disapprove of, the financial statements for the previous fiscal year, and adopt such measures as they shall consider convenient in connection thereto; -  -  -  - II.  Decide upon the uses and/or distribution of profits; -  -  -  - III.  Appointment, change and/or removal of, the members of the Board of Vigilance; -  -  -  - IV.
Decision to commence legal proceedings against officers of the Company for losses and damages;  -  -  -  - V.  Decision to commence legal proceedings against the partners for losses and damages; -  -  -  - VI.
To authorize amendments to the annual operating budget if the amount of such amendments is 10% (ten percent) or less of what was initially approved with respect to the overall budget; -  -  -  - VII.  To authorize amendments to any annual capital investment plan if the amount of such amendments is 10% (ten percent) or less of what was initially approved with respect to the overall capital investment plan; -  -  -  -
VIII. Decisions to remove any officer, attorney-in-fact or employee of the Company, as well as to revoke their powers, faculties and duties when the annual remuneration exceeds the equivalent in pesos of
U.S.$60,000.00 (Sixty Thousand dollars); -  -  -  - IX.  Any other decisions as applicable under the law and/or these bylaws, except as otherwise indicated below.  The foregoing notwithstanding, resolutions of Partners' Meetings relating to the matters listed in items X through
XXII below shall be, considered as valid if approved by the vote of at least 67% (sixty seven percent) of the capital stock, whether the
Meeting is held on the first or subsequent calls. -  -  -  - X.
Decisions to increase or reduce the capital stock; -  -  -  - XI.
Decisions to demand additional capital contributions or other contributions; -  -  -  - XII.  To approve of the sale of any asset of the Company, or the acquisition of any asset for the Company, unless effected in the ordinary course of the Company's business, or unless such sale or acquisition shall have been approved in the annual operating budget or capital investment plan; -  -  -  - XIII.
Resolutions about any amortization of the partner interests; -  -  -  -
XIV.  Decisions to dissolve the Company (other than automatic dissolution of the Company under Clause Twenty Ninth below);  -  -  -  -
XV. Establish or modify the Company's policy on dividends; -  -  -  -
XVI.  To approve and adopt the annual operating budget for the following fiscal year, or to authorize amendments to the annual operating budget if the amount of such amendments exceeds by more than 10% (ten percent)
what was initially approved with respect to the overall annual operating budget; -  -  -  - XVII. To approve and adopt any annual investment plan, or authorize amendments to any investment plan in case such amendment exceeds by more than 10% (ten percent) what was initially approved with respect to the overall annual investment plan; -  -  -  -
XVIII. To appoint the officers, attorneys-in-fact and employees of the
Company, setting forth their faculties, obligations, powers and remuneration, when their annual remuneration shall exceed the equivalent in pesos of U.S.$60,000.00 (Sixty Thousand dollars); -  -  -  -  XIX.
The consent of any credit or any other transaction, which shall have not been approved in the annual operating budget or capital spending plan; -
-  -  - XX.  The initiation or settlement of legal proceedings or arbitration, against or with, third parties, when the claim amount is in excess of the equivalent in pesos at the time the legal proceedings or arbitrations are initiated or settled, as the case may be, of
U.S.$100,000.00 (One Hundred Thousand dollars); -  -  -  - XXI.  To hire or remove technical specialists or other professionals, including lawyers and auditors; -  -  -  - XXII.  Establish liens, mortgages or any other type of encumbrance on ' property of the Company, where such liens, mortgages or encumbrances shall have not been approved in the annual operating budget or capital investments plan.  Without considering the above, the resolutions taken in a Partners' Meeting with regard to the items listed under numbers XXIII to XXX below, shall be valid if approved by the vote of at least 75% (seventy five percent) of the capital stock, whether the Meeting is held on the first or subsequent calls.  -  -  -  - XXIII.  Transformation or merger of the
Company; -  -  -  - XXIV.  To authorize or not the sale, partial or total assignment or transfer of partner interests and/or the admission of new partners; -  -  -  - XXV.  The entering into of any contract or the consummation of any transaction between the Company and any of its partners or any affiliate or subsidiary of the latter;  -  -  -  - XXVI.
Approval for any partner, directly or through other persons, to carry out activities which may result in competition for the Company with respect to distribution of natural gas in the State of Chihuahua,
Mexico;  -  -  -  -  XXVII.   Designate attorneys-in-fact with authority
to perform acts of dominion on behalf of the Company; -  -  -  -
XXVIII.   Advance money to suppliers or third parties, other than
advances made to suppliers or third parties in the normal course of business; -  -  -  -  XXIX.  To approve or not of any partner encumbering or creating a lien over its partner interest; and -  -  -  -
XXX. Decisions to amend these bylaws.  It will not be necessary to hold a Partners' Meeting to resolve corporate matters.  Whenever partners are not holding a Meeting, the Agenda and the text of the proposed resolutions may be sent to the partners by certified mail, receipt acknowledged, so that they can vote in writing within 15 (fifteen) days from the date the certified letter shall have been mailed.  In addition, the Agenda will be sent by private courier to the partners to allow more time for them to prepare their decisions.  Lack of a timely response by a partner shall be construed as a negative vote on the resolution proposed.  Decisions by the partners sent by mail shall be documented in minutes which will be prepared by the Secretary of the Company, and such minutes shall be signed by the Secretary of the Company and one partner, or by two partners.  Such minutes shall be recorded in the Partners'
Meetings Minutes Book, without the need for any ratification.  In any event, upon the request of the partners representing at least 30%
(thirty percent) of the capital stock a Partners' Meeting shall be called, even if voting by mail is permitted in these bylaws. -  -  -  -
The tellers shall be responsible for verifying that resolutions are adopted pursuant to the quorums set forth above." -  -  -  -  -  -  -
-  -  -  -  - II. MINUTES OF THE PARTNERS MEETING THAT IS FORMALIZED. -
- The total number of Partners of "DGN DE CHIHUAHUA", SOCIEDAD DE
RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE, held in the twenty first day of August of this year, a General Partners Meeting, of which minutes were prepared that are five pages written on one side duly executed, in view of the fact that the corresponding book was not available at the moment of the meeting, I hereby certify that a copy of such is attached to this appendix in a page marked with the number of this instrument, under the letter "A"; which I hereby copy and which literally states the following: -  -  -  -  -  - -  -  -  -  -  - -  -  -  -  -  - -  -  -  -
-  - -  -  -  -  -  - -  -  -  -  -  -
-  -  -  -  -  -  "In Mexico City, Federal District, at 10:00 A.M. on
August 21, 1997, at the Corporate domicile of DGN de Chihuahua, S.R.L.
de C.V., the partners of the corporation: Enova Mexico, S.A. de C.V., represented by Mr. Manuel Corona Artigas, Pacific Enterprises
International Mexico I, represented by Mrs. Maria del Pilar Labastida
Alvarez, and Proxima Gas, S.A. de C.V. represented by Mr. Ms. Fernanda
Montano Valdez, pursuant to proxy letters, with the purpose of holding a
General Partners Meeting for which they were adequately called. -  -  -
-  -  -   -  -  -  -  -  -  -  -  -
 -  -  -  -  -  - By unanimous appointment of those present, Mrs. Maria del Pilar  Labastida Alvarez  presided over the meeting, and Mr. Manuel
Corona Artigas acted as Secretary.-  -  -  -  -  -  -  -  -  -  -  -  -
-  -  -  -  -  -  The President of the Meeting appointed Ms. Fernanda
Montano Valdez as teller, who accepted the appointment and prepared a
List of Assistance which is attached to the Minutes of this meeting, which shows that all the partners of the company were duly represented, voting in the following manner: -  -  -  -  -  - -  -  -  -  -  - -  -
-  -  -  - -  -  -  -  -  - -  -  -  -  -  - -  -  -  -  -  -   -  -  -
PARTNERS		                    		CAPITAL       		VALUE       		VOTES
                           					PARTICIPATION
Enova Mexico S.A. de C.V.
represented by Mr. Manuel
Corona Artigas.-  -  -  -  -  -                 1
	$18'779,362.50     	47.5%

Pacific Enterprises Internatio-
nal Mexico I, represented by
Ms. Maria del  Pilar Labastida
Alvarez -  -  -  -  -  -  -  -  -		           		1
	$18'779,362.50	     47.5%

Proxima Gas, S.A. de C.V.
represented by Ms. Fernanda
Montano Valdez -  -  -  -  -  - 		   1		                  $ 1'976,775.00
5%
T  O  T  A  L : -  -  -  -  -  -  -	          		3
	$29'535,500.00	    100%

- - - - - - The President declared the Meeting legally conveyed without a previous published call to Meeting pursuant to the bylaws and the General Law of Commercial Corporations, since all the capital participation in which the capital stock is divided, was duly represented at the Meeting. - - - - -
     - -  -  -  -  -  - -  -  -  -  -  - -  -  -  -  -  - -  -  -
     -  -  - -  -  -  -  -  - -  -  -  -  -  -      -  -  -  -  -
     - Immediately thereafter, the Chairman of the meeting read the Agenda for the meeting which is transcribed, and which was approved by the unanimous votes of those present, as
     follows: -  -  -  -  -  - -  -  -  -  -  - -  -  -  -  -  -
     -  -  -  -  -  - -  -  -  -  -  -  -  -  -  -  -  - -  -  -
     -  -  - -  -  -  -  -  - -  -  -  -  -  -  -  -  -  -  -  --
     - -  -  -  -  -  - -  -  -  -  - AGENDA -  -  -  -  -  - -
     -  -  -  -  - -  -  -  -  -  - -  -  -  -   -  -  -  -  -  -
     I.	Discussion and in its case, granting of powers of
     attorney. -  -  -  - -  -  -  -
 -  -  -  -  -  - II.	Appointment of Special Delegates.-  -  -  -  -
- -  -  -  -  -  - -  -  -  -  -  -   -
- - - - - - - FIRST ITEM.- With regard to the First Item of the Agenda, the Chairman informed the parties present of the need to grant in favor of James Walsh, Kevin Sagara, Leslie E. Lobaugh, Jr. and Javier Gonzalez Sfier a Special Power of Attorney pursuant to Article 2553 of the Civil Code for the Federal District of the Mexican United Stats and the corresponding article in the civil codes of the other sates, to jointly or severally present on behalf of the Company the following documents: (i) the form U-57 before the Securities Exchange Commission in Washington, D.C. in the United States of America, requesting the designation of the company as a Foreign Utility Company in accordance with the provisions of the Public Utility Holding Company Act; and (ii) the presentation of the U-57 form before the California Utilities Commission in the city of San Francisco, California, United States of America. - - - - - - - - - - - - - - - - - -
-  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  - -  -  -  -  -
- The meeting, after analyzing the above, by unanimous vote, adopted the following:
-  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  - RESOLUTION -  -  -
-  -  -  -  -  -  -  - -  -  -  -  -  - -  -  -  -  -  -  -  -  -  - "1.
To grant in favor of James Walsh, Kevin Sagara, Leslie E. Lobaugh, Jr. and Javier Gonzalez Sfier a Special Power of Attorney pursuant to
Article 2553 of the Civil Code for the Federal District of the Mexican United Stats and the corresponding article in the civil codes of the other sates, to jointly or severally present on behalf of the Company the following documents: (i) the form U-57 before the Securities Exchange Commission in Washington, D.C. in the United States of America, requesting the designation of the company as a Foreign Utility Company in accordance with the provisions of the Public Utility Holding Company Act; and (ii) the presentation of the U-57 form before the California Utilities Commission in the city of San Francisco, California, United States of America. - - - - - - - - - - - - - - - - - -
-  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -
- - - - - - SECOND ITEM.- With respect to the second Item of the Agenda, the Chairman by unanimous vote of the capital participations present at the Meeting, adopted the following: - - - -
-  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  RESOLUTION
-  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -
"To appoint as Special Delegates of the Meeting Messrs. Jorge Cervantes Trejo and Manuel Corona Artigas and Ms. Ana Paula Pla Riley, Ms. Tatiana Galewicz Barragan, Ms. Fernanda Montano Valdez and Mrs. Maria del Pilar Labastida Alvarez to jointly or severally, as it may be required, appear before the Notary Public of their election to record in the protocol book all or part of the contents of these minutes; to by themselves or by designating another, record the corresponding Public Deed in the Public Registry of Commerce of Mexico, Federal District, and to perform all the acts that are necessary for the compliance with the resolutions
adopted herein"    -  -  -  -  -  -  -  Having declared that there is no
other item, the Meeting was adjourned for the drafting of this Minutes, which was then read and approved by those present and signed by the
President and the Secretary of the Meeting.  I hereby declare.   -  -  -
-  -  -  -  -  -  -  -  -  -  - -  -  -  -  -  -  -  -  -  -  -  -  -  -
- Maria del Pilar Labastida Alvarez - President - Manuel Corona Artigas
- - Secretary - Signature"   -  -  -  -  -  -  -  -  -  -  -  -  -  -  -
-  -  -  -  -  -  -  -  -  -  -  -  -   -  -  -  -  -  -  -  -  -  -  -
- - - - - - - - IN VIEW OF THE ABOVE, the person appearing before me grants the following - - - - - - - -- - - - - - - - -
-  -  -  -  - CLAUSES   -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -
-  -  -  -    -  -  -  -  -  -  -FIRST.  Mr. JORGE CERVANTES TREJO
representing "DGN DE CHIHUAHUA", SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE, as Special Delegate of the General Partners Meeting, held on August twenty first of this year, hereby PROTOCOLIZES for all legal purposes, the minutes of the aforementioned Meeting which has been included in the ANTECEDENTS II (roman numeral second) of this deed. -
-  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -SECOND.  Pursuant to
the resolutions taken at the aforementioned Meeting, by this deed, the special power of attorney in favor of James Walsh, Kevin Sagara, Leslie
E. Lobaugh, Jr. and Javier Gonzalez Sfier is granted in the terms which are included in the protocolized minutes, which are herein reproduced as if they had been included, to have all its legal effects. - - - - -
-  -  - -  -  -  -  -  -   -  -  -  -  -  -  -   P E R S O N A L I T Y
-  -  - -  -  -   -  -   -  -  -  -   -  -  -  -
 -  -  - -  -  -   -  Mr. JORGE CERVANTES TREJO, accredits his
personality, declaring under oath, that his powers have not been revoked, suspended or limited in any way, the same as the existence and legal capacity of the company it represents, pursuant to the information
included in the antecedents of this deed.  -  -  - -  -  -   -  -  -  -
-  -  -   -  -  -  - -  -  -   -  -  -  - -  -  -   -  -  -  - -  -  -
-  -  -  -  -  -   -  -  -  -  -  -   G E N E R A L   I N F O R M A T I
O N  -  -  - -  -  -  -  -  -  - -  -    -    -  -  - -  -  -   -  That
the person appearing before me declares under oath, that his general information is as follows: Mexican by birth and son of Mexican parents, originally from Guasave, State of Sinaloa, where he was born on September twenty nine of nineteen hundred and seventy-three, married, Attorney domiciled in Paseo de la Reforma number one hundred and ninety-nine, tenth floor, Colonia Cuauhtemoc, in this City. - - - - - -
-   -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  - -  -  -
-  -  -  -  - I, THE NOTARY CERTIFY THAT:   -  -  -  -  -  -  -  -  -  -
-  -  -  -  -  -  -  -  -  -  -  -  -  -  -  I. -  That I personally know the person appearing before me and I consider him legally capable of executing this act. - - - - - - - - - - - - - - - - -
-  -  -  -  -  -  -  -  -  -  -  -    -  -  -   -  -  -  -  -  II.  -
That all relevant and included information is consistent with the
original documents, to which I remit and that I have had before me.   -
-  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -    -  -  -  -  -  -   -
-  -  -   III.  - That this deed was read to the person appearing before me and I explained the value and legal consequences of its contents, he declares his conformity and signed on the same day of the granting of
this document.   -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -
-  -  -  -  -  -  -  -    -  -  -  -  -   -  -  -  -  -  IMMEDIATELY
FOLLOWING I DEFINITIVELY AUTHORIZE THIS INSTRUMENT AS IT HAS COMPLIED
WITH ALL LEGAL REQUIREMENTS.   -  -  -  -  -  -    -  -  -  -  -  -  -
-  -  -  -  -  - S I G N E D  B Y:   JORGE CERVANTES TREJO   -  -  -  -
-  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  - F.  JAVIER GUTIERREZ
SILVA - Signature. - The Seal that authorizes: "LIC. FRANCISCO JAVIER GUTIERREZ SILVA. - NOTARY PUBLIC NO. 147 - MEXICO, D.F., UNITED
MEXICAN STATES."   -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -
-  -  -  -
 -  -  -  -  -  --  -  -  -  -  -  -  -  -  -  -  -  -  -  -    INSERT
-  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -
  -  -  -  -  -  -ARTICLE TWO THOUSAND FIVE HUNDRED AND FIFTY-FOUR OF
THE CIVIL CODE FOR THE FEDERAL DISTRICT.   -  -  -  -  -  -  -  -  -  -
-  -  -  -  -  -  -  -  -  -  -  -    -  -  -
- - - "In all powers of attorney for legal representation in lawsuits and collections, it shall be sufficient if they state that they grant all the general and special powers that require a special clause pursuant to law, so that it is understood that they are granted without
limitations.  -  -  -  -    -  -  -  -  - -  -  -  In General powers of
attorney to manage assets it shall be sufficient if they state that they are granted with such character, so that the representatives have all
type of management power.   -  -  -  -  -   - In General Powers, to
exercise acts of ownership, it shall be sufficient if they state that they are granted with such character, si that the legal representatives have all powers as owner, with regard to assets, as well as to perform all types activities to protect them. - - - - - -
- - - - - If limitations are to be imposed on the powers of attorney granted according to the three preceding paragraphs, they shall be clearly expressed in the granting instrument; otherwise, a special power
of attorney will be granted.   -  -  -  -  -  -  -  -  -  -  -  -  -  -
-  -  -  -  -  -  -  -  -  -  -  -  -  -  -  - -  -  -  -  - All
notaries shall transcribe this Article on the certified copies of the formalized instrument of the powers of attorney they issue." - - - -
-  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  - -  -  -

THIS IS A CERTIFIED COPY ISSUED FOR MESSRS. JAMES WALSH, KEVIN SAGARA, LESLIE E. LOBAUGH, JR. AND JAVIER GONZALEZ SFIER, AS REPRESENTATIVES. THIS IS PREPARED IN FIXED INK, REVIEWED AND INCLUDED IN ELEVEN PAGES.
 -  -  -  -  -  I HEREBY CERTIFY. -  -  -  -  -  -  -  -  -  -  -  -  -
-  -  -  -  - -  -  -  -  -  -  -  -  -   -
 -  -  -  -  -  - MEXICO, FEDERAL DISTRICT, THE TWENTY SECOND OF
SEPTEMBER OF NINETEEN HUNDRED AND NINETY-SEVEN.  -  -  -  -  -  -   -  -
-  -  -  -   -  -  -  -  -

				ILLEGIBLE SIGNATURE		(NOTARY PUBLIC'S
SEAL)